Exhibit 99.1

Celldex Therapeutics Announces Reverse Stock Split

HAMPTON, N.J., February 8, 2019, — Celldex Therapeutics, Inc. (NASDAQ:CLDX) (“Celldex” or the “Company”) today announced that its Board of Directors has approved a one-for-fifteen reverse stock split of its common stock that became effective today upon the filing with the Secretary of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation. Beginning on February 11, 2019, Celldex’s common stock will trade on the Nasdaq Capital Market on a split-adjusted basis under the new CUSIP number 15117B202.

As previously disclosed, at the Company’s Annual Meeting of Stockholders held on June 13, 2018, Celldex stockholders approved a proposal authorizing the Company’s Board of Directors to effect a reverse stock split by a ratio of not less than one-for-ten and not more than one-for-fifteen.

The reverse stock split uniformly affects all issued and outstanding shares of the Company’s common stock. The reverse stock split will not alter any stockholder’s percentage ownership interest in Celldex, except to the extent that the reverse stock split results in fractional shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the closing sales price of the Company’s common stock on February 7, 2019. The par value of the Company’s common stock will remain unchanged at $0.001 per share after the reverse stock split.

The reverse stock split proportionately affects the number of shares of common stock available for issuance under the Company’s equity incentive plans and proportionately reduces the number of shares of common stock issuable upon the exercise of stock options immediately prior to the reverse split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 181.8 million to approximately 12.1 million. There is no change to the number of authorized shares.

Computershare Trust Company, N.A. is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the optional process for exchanging their pre-split stock certificates for post-split stock certificates and receiving payment for any fractional shares.

About Celldex Therapeutics, Inc.

Celldex is developing targeted therapeutics to address devastating diseases for which available treatments are inadequate. Our pipeline includes immunotherapies and other targeted biologics derived from a broad set of complementary technologies which have the ability to engage the human immune system and/or directly inhibit tumors to treat specific types of cancer or other diseases. Visit www.celldex.com.

Forward Looking Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of Company drug candidates; our ability to obtain additional capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; our ability to realize any anticipated benefits from the reverse stock split, including attracting new investors and, with respect to the minimum bid price requirement, retaining our Nasdaq listing; our ability to maintain ongoing compliance with Nasdaq’s continued listing requirements; our ability to realize the anticipated benefits from the acquisition of Kolltan; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

Company Contact

Sarah Cavanaugh

Senior Vice President, Corporate Affairs & Administration

Celldex Therapeutics, Inc.

(781) 433-3161

scavanaugh@celldex.com